                                                        EX-99.B(j)wraconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 128 to
Registration Statement No. 2-21867 on Form N-1A of Waddell & Reed Advisors
Funds, Inc. of our reports dated August 3, 2001 (on Waddell & Reed Advisors
Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and
Waddell & Reed Advisors Science and Technology Fund -- three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.), May 9, 2001 and
November 3, 2000 (both reports on Waddell & Reed Advisors Bond Fund -- one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Statement of Additional Information, which is part of such
Registration Statement and to the reference to us under the caption
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
October 24, 2001